                                                                    Exhibit 99.1

                                         FOR:  Home Products International, Inc.

                                 APPROVED BY:  James R. Tennant, Chairman & CEO
                                               Home Products International, Inc.
FOR IMMEDIATE RELEASE                          (773) 890-1010
---------------------
                                    CONTACT:  Investor Relations:
                                              James Winslow, Executive VP & CFO
                                              Home Products International, Inc.
                                              (773) 890-1010

                      HOME PRODUCTS INTERNATIONAL ANNOUNCES
                              FIRST QUARTER RESULTS

       Sales drop and raw material cost increases lead to loss in quarter

     Chicago, IL, April 28, 2003 - Home Products International, Inc. (Nasdaq
SmallCap: HOMZ), (the "Company"), a leader in the housewares industry, today announced financial results for the first quarter of its 2003 fiscal year.

     The Company reported a loss of $3.1 million, $(0.40) per share, for the first quarter ended March 29, 2003 as compared to net earnings a year ago of $1.4 million, $0.18 per share. Earnings were negatively impacted by increased raw material costs and a decline in sales.

     Sales in the quarter declined to $49.1 million from $51.0 million a year ago. The sales decrease of 4% was due to a very soft retail sales environment. The Company reported positive cash flow (which the Company defines as the net change in cash and debt) during the first quarter of $9.4 million. Receivable levels were reduced on seasonally lower sales. The Company continues to be in compliance with all of its loan covenants and net availability at March 29, 2003 was $35 million.

                                                                    Exhibit 99.1

HPI:  Announces First Quarter Results                                     Page 2

     Commenting on the results, James R. Tennant, chairman and chief executive officer, stated, "The rising cost of plastic resin, our primary raw material, had a significant impact on the first quarter's results. Resin costs were up $.07 per pound over last year due to constrained availability at the resin producers. This caused cost increases of over $3 million as compared to last year. Our sales, while disappointing, are in line with the reported sales trends of the major discount retailers."

The Company's first quarter conference call will take place Tuesday, April 29, 2003, starting at 10:00 a.m. Eastern Time (9:00 a.m. CT, 8:00 a.m. MT, and 7:00 a.m. PT). Dial 1-800-930-1344 approximately 10 minutes prior to conference time.

A replay of the Company's first quarter conference call will be available from 1:00 p.m. Eastern Time April 29, 2003 through midnight Eastern Time May 5, 2003. Dial 1-888-203-1112, then enter confirmation code 463686.

Home Products International, Inc. is an international consumer products company specializing in the manufacture and marketing of quality diversified housewares products. The Company sells its products to all the largest national retailers.






Some of the statements made in this press release are forward-looking and concern the Company's future growth, product development, markets and competitive position. While management makes its best efforts to be accurate in making these forward-looking statements, any such statements are subject to risks and uncertainties that could cause the Company's actual results to vary materially. These include market risks such as increased competition for both the Company and its end users and changes in retail distribution channels; dependence on a few large customers; economic risks; financial risks such as fluctuations in the price of raw materials, future liquidity and access to debt and equity markets. Should one or more of these risks or uncertainties materialize, actual results may vary materially from those anticipated, expected or projected. The Company undertakes no obligation to update any such factors or to announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments.

                                                                    Exhibit 99.1

                        Home Products International, Inc.
                           Consolidated Balance Sheets
                                ($ in thousands)


                                                                         (Unaudited)
                                                                          March 29,                December 28,
                                                                             2003                      2002
                                                                    --------------------       -------------------
Cash                                                                      $ 13,358                  $  3,974
Accounts receivable, net                                                    24,456                    48,937
Inventories                                                                 27,954                    25,357
Deferred income taxes                                                        2,559                     2,559
Prepaid expenses and other current assets                                    2,022                     1,879

                                                                    --------------------       -------------------
  Current assets                                                            70,349                    82,706
                                                                    --------------------       -------------------

Fixed assets, net                                                           36,205                    37,189
Goodwill, net                                                               73,752                    73,752
Other intangibles, net                                                         985                     1,111
Deferred income taxes                                                        5,207                     5,207
Other non-current assets                                                     3,403                     3,553

                                                                    --------------------       -------------------
  Total assets                                                            $189,901                  $203,518
                                                                    ====================       ===================


Accounts payable                                                          $ 18,477                  $ 22,986
Accrued liabilities                                                         22,769                    28,993
Current maturities of long term debt                                           158                       158

                                                                    --------------------       -------------------
  Current liabilities                                                       41,404                    52,137
                                                                    --------------------       -------------------

Long term debt                                                             129,598                   129,621
Other non-current liabilities                                                4,493                     4,293

                                                                    --------------------       -------------------
  Long term debt and other non-current liabilities                         134,091                   133,914
                                                                    --------------------       -------------------

Stockholders' equity                                                        14,406                    17,467

                                                                    --------------------       -------------------
  Total liabilities and stockholders' equity                              $189,901                  $203,518
                                                                    ====================       ===================

                                                                    Exhibit 99.1

                        Home Products International, Inc.
                      Consolidated Statement of Operations
              ($ in thousands, except share and per share amounts)
                                   (unaudited)

                                                           Thirteen-weeks               Thirteen-weeks
                                                               ended                        ended
                                                           March 29, 2003               March 30, 2002
                                                  ---------------------------    --------------------------
 Net sales                                            $   49,129      100.0%        $   51,007      100.0%
 Cost of goods sold                                       40,459       82.4%            38,234       75.0%
                                                  ---------------------------    --------------------------
   Gross profit                                            8,670       17.6%            12,773       25.0%
                                                  ---------------------------    --------------------------

Selling, general and administrative expenses               8,232       16.8%             7,626       15.0%
Amortization of intangible assets                            126        0.3%               130        0.3%
                                                  ---------------------------    --------------------------
   Operating profit                                          312        0.5%             5,017        9.7%

Interest (expense)                                        (3,477)      (7.1%)           (3,484)      (6.8%)
Other income                                                  43        0.1%                21        0.0%
                                                  ---------------------------    --------------------------
   Earnings (loss) before income taxes                    (3,122)      (6.5%)            1,554        2.9%
                                                  ---------------------------    --------------------------

Income tax (expense)                                         (24)      (0.0%)             (124)      (0.2%)
                                                  ---------------------------    --------------------------

Net earnings (loss)                                   $   (3,146)      (6.5%)       $    1,430        2.7%
                                                  ===========================    ==========================

Net earnings (loss) per share:
 Basic                                                    $(0.40)                        $0.19
 Diluted                                                  $(0.40)                        $0.18

Number of weighted average common
shares outstanding :
 Basic                                                 7,898,829                     7,702,229
 Diluted                                               7,898,829                     8,075,198